UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 17, 2014
FIRST BUSINESS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-34095	39-1576570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Charmany Drive Madison, Wisconsin (Address of principal executive offices)	53719 (Zip code)
(608) 238-8008
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
At a special stockholders’ meeting held on September 17, 2014, the stockholders of Aslin Group, Inc. (“Aslin Group”) voted to approve the acquisition of Aslin Group by First Business Financial Services, Inc. (“First Business”) pursuant to the terms of the Agreement and Plan of Merger by and among First Business, Aslin Group, and AGI Acquisition Corp., dated as of May 22, 2014 (the “Merger Agreement”). The transaction is expected to close in the fourth quarter of 2014, subject to the conditions set forth in the Merger Agreement.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking” statements related to First Business that can generally be identified as describing First Business’s future plans, objectives or goals with respect to the closing of the transactions contemplated by the Merger Agreement. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect First Business’s future results, please see First Business’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2014		FIRST BUSINESS FINANCIAL SERVICES, INC.

	By:	/s/ James F. Ropella
James F. Ropella
Senior Vice President and Chief Financial Officer

3